SECOND AMENDMENT TO LOAN AGREEMENT

                  This is the Second Amendment (the "Second Amendment") dated as of April 20, 2006 to the Loan Agreement dated as of November 5, 2003 between Israel Discount Bank of New York (hereinafter referred to as "Lender"), a New York bank, having an office at 511 Fifth Avenue, New York, New York 10036 and Syms Corp. (hereinafter referred to as "Borrower"), a New Jersey corporation, with its principal office located at One Syms Way, Seacaucus, New Jersey 07094, as amended from time to time (the "Loan Agreement"). All capitalized terms that are not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  WHEREAS, Lender and Borrower wish to supplement and amend the Loan Agreement as of the date hereof (the "Effective Date") by modifying certain financial covenants and other terms and conditions of the Loan Agreement to allow the Borrower, on a one time basis, to draw up to $15,000,000 (the "Initial Drawing") under the credit facility to repurchase certain of the Borrower's outstanding stock (the "Stock Repurchase"); and

                  WHEREAS, the Borrower has requested and the Lender has agreed to allow the Borrower, on a one time basis, to draw in addition to the Initial Drawing up to $13,000,000 (the "Additional Drawing") under the credit facility if the Borrower does not have sufficient cash on hand to complete the Stock Repurchase.

                  NOW, THEREFORE, it is agreed as follows that as of the Effective Date:

                  1. Section 5.3.1 of the Loan Agreement related to Working Capital is hereby deleted in its entirety and replaced with the following

                  "WORKING CAPITAL. Maintain as of the end of each fiscal quarter for Borrower, Working Capital of no less than $35,000,000. Notwithstanding the foregoing, in the event the Borrower requests the Additional Drawing, as of the Effective date through June 30, 2006, the Borrower covenants and agrees that it shall maintain Working Capital of no less than $35,000,000 less the amount of the Additional Drawing."

                  2. Section 5.3.3 of the Loan Agreement related to Consolidated Tangible Net Worth is hereby amended by deleting reference to the amount of "$180,000,000" and inserting in its place and stead the amount of "$150,000,000":

                  3. Section 5.3.4 of the Loan Agreement related to Capital Expenditures is hereby deleted in its entirety and replaced with the following:

                  "CAPITAL EXPENDITURES. Not permit the sum of Borrower's Capital Expenditures plus Dividends minus Net Proceeds to exceed (i) $55,000,000 for the 2006-2007 fiscal year of the Borrower and (ii) for each fiscal year thereafter, $15,000,000 plus the Carry Forward Amount.

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                  "Carry Forward  Amount" shall mean, for any fiscal year of the
                  Borrower,   the  excess,  if  any,  of  $15,000,000  over  the
                  aggregate amount of Capital Expenditures for the immediately preceding fiscal year. For the purposes of this Section the purchase price paid by Borrower for the Stock Repurchase shall be deemed a Capital Expenditure."

                  4.  Section  5.3.5  of  the  Loan  Agreement  related  to  Net
Operating  Loss  is  hereby   amended  by  deleting   reference  to  the  amount
"$8,000,000" and inserting in its place and stead the amount of "4,000,000."

                  5. The following paragraph is hereby added to the Loan Agreement.

                  "8.15 CONDITIONS SUBSEQUENT. In the event the Borrower requests the Additional Drawing, then within thirty (30) days following the date of such Additional Drawing, the Lender shall have received, in form and substance satisfactory to Lender and its counsel, a certificate signed by a senior executive officer of Borrower stating that the amount of the Additional Drawing has been repaid in full, together with such other documentation as Lender shall reasonably require evidencing the same."

                  6. The obligations of Lender under this Second Amendment and the Loan Agreement are subject to the following conditions precedent, all of which shall be performed or satisfied in a manner in form and substance reasonably satisfactory to Lender and its counsel:

                     a. The Lender shall have received certified (as of the Effective Date) copies of the resolutions of the board of directors of the Borrower authorizing and approving this Second Amendment;

                     b. The Lender shall have received a certificate signed by the President, Vice President or Chief Financial Officer of the Borrower dated as of the Effective Date, stating that:

                            i. The representations and warranties contained in this Second Amendment and in the Loan Documents are true and correct in all material respects on and as of such date;

                            ii. No Default or Event of Default has occurred and is continuing, or would result from the making of this Second Amendment;

                     c.  The  Lender   shall  have   received   payment  of  the
                         reasonable legal fees and expenses of the Lender's counsel;

                     d. The Lender shall have received payment of an extension fee in the amount of $37,500. which the Borrower acknowledges shall have been earned by the Lender in connection with the transactions contemplated hereby.

                  7. All terms and conditions of the Loan Agreement, except as modified by this agreement are hereby affirmed and ratified.

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                  8. The Loan  Agreement,  together with this Second  Amendment, embodies the entire agreement and understanding between the Lender and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  9. This Second Amendment shall be governed and construed in accordance with the laws of the State of New York.

                  10. No modification or waiver of or with respect to any provision of this Second Amendment and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Lender from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and executed in accordance with the provisions of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower or any Guarantor in any case shall, of itself, entitle it, him or her to any other or further notice or demand in similar or other circumstances.

                  11. The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

                  12. This Second Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. This Second Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Lender and its successors and assigns. The rights and obligations of the Borrower under this Second Amendment shall not be assigned or delegated without the prior written consent of the Lender, and any purported assignment or delegation without such consent shall be void.


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                  IN WITNESS  WHEREOF,  the parties  have set their hands hereto the day and the year first above written.

                              SYMS CORP.


                              By: /s/ Marcy Syms
                                  -----------------------------
                                  Name:  Marcy Syms
                                  Title: Chief Executive Office and President


                              ISRAEL DISCOUNT BANK OF NEW YORK


                              By:  /s/ Terry S. Schwartz
                                  -----------------------------
                                   Name:  Terry S. Schwartz
                                   Title: First Vice President

                              By:  /s/ Alfred J. Franco
                                  -----------------------------
                                   Name:  Alfred J. Franco
                                   Title: First Vice President



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